Exhibit 3.5

ARTICLES OF INCORPORATION

OF

DELTA COMMUNICATIONS, INC.

The undersigned, acting as incorporators of a corporation under the Code of Alabama, adopt the following Articles of Incorporation for said corporation:

FIRST:     The name of the corporation is Delta Communications, Inc.

SECOND:     The period of its duration is perpetual.

THIRD:     The primary purpose for which the corporation is organized is as a resale common carrier, but it may transact any and all lawful business for which corporations may be incorporated under the laws of the State of Alabama.

FOURTH:     The aggregate number of shares which the corporation shall have authority to issue is 100 shares of common stock; par value $100 per share.

FIFTH:     The address of the initial registered office of the corporation is 113 South Main Street, Arab, Alabama, 32216, and the name of its initial registered agent at such address is Sid McDonald.

SIXTH:     The number of directors constituting the initial Board of Directors of the corporation is 5, and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and shall qualify are:

Sid McDonald	113 South Main Street, Arab, Alabama
Olin B. King	Research Park, Huntsville, Alabama
William E. Cooley	113 South Main Street, Arab, Alabama
James G. Gann, Jr.	1055 Park Place Tower, Birmingham, Alabama
Harvey D. Harkness	Research Park, Hunsville, Alabama

SEVENTH:     The names and addresses of the incorporators are:

Sid McDonald

113 South Main Street

Arab, Alabama 35016

SCI Systems, Inc.

Research Park

Huntsville, Alabama 35802

Dated: April 6, 1982

/s/ Sid McDonald
Sid McDonald

SCI Systems, Inc.

By:	Signature Illegible
Attorney and Secretary

2

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

DELTA COMMUNICATIONS, INC.

Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:     The name of the corporation is Delta Communications, Inc.

SECOND:     The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on the 19th day of February, 1983, in the manner prescribed by the Alabama Business Corporation Act:

“FOURTH:     The aggregate number of shares which the corporation shall have authority to issue is 150 shares of common stock; par value $100 per share.”

THIRD:     The number of shares of the corporation outstanding at the time of such adoption was 100; and the number of shares entitled to vote thereon was 100. All 100 shares voted for such amendment.

FOURTH:     The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

Increases the number of shares of common stock from 100 to 150 shares; and increases the stated capital from $10,000 to $15,000.

Dated February 22, 1983

DELTA COMMUNICATIONS, INC.

By:	/s/ Sid McDonald
Its President

and	/s/ James G. Gann, Jr.
Its Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

DELTA COMMUNICATIONS, INC.

Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:     The name of the corporation is Delta Communications, Inc.

SECOND:     The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on the 12th day of September, 1985, in the manner prescribed by the Alabama Business Corporation Act.

“FOURTH:     The aggregate number of shares which the corporation shall have authority to issue is 400 shares of common stock; par value $10.00 per share.”

THIRD:     The number of shares of the corporation outstanding at the time of such adoption was 150; and the number of shares entitled to vote thereon was 150. All 150 shares voted for such amendment.

FOURTH:     The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

Increases the number of shares of common stock from 150 to 400 shares and decreases the stated capital from $15,000 to $4,000.

Dated: November 20, 1985.

DELTA COMMUNICATIONS, INC.

BY:	/s/ Sid McDonald
It’s President

And	/s/ James G. Gann, Jr.
It’s Secretary

ARTICLES OF MERGER

OF

DELTACOM, INC., AN ALABAMA CORPORATION;

SOUTHERN INTEREXCHANGE FACILITIES, INC., AN ALABAMA CORPORATION;

SOUTHERN INTEREXCHANGE SERVICES, INC., AN ALABAMA CORPORATION;

AND

CONSOLIDATED COMMUNICATIONS CORPORATION, AN ALABAMA CORPORATION

INTO

DELTA COMMUNICATIONS, INC., AN ALABAMA CORPORATION

The undersigned corporations, pursuant to Ala. Code § 10-2A-143 (1975), hereby adopt the following articles of merger:

1. The Plan and Agreement of Merger (“Plan”) is attached as Exhibit “A” hereto.

2. The shareholders of DeltaCom, Inc., an Alabama corporation (“DCI”), Southern Interexchange Facilities, Inc., an Alabama corporation (“SIF”), Southern Interexchange Services, Inc., an Alabama corporation (“SIS”), Consolidated Communications Corporation, an Alabama corporation (“CCC”), and Delta Communications, Inc., an Alabama corporation (the “Surviving Corporation”), were required to vote on the Plan.

The number of shares of DCI common stock outstanding on the record date and entitled to vote on the Plan was One Hundred (100). On the record date, there was no other class of DCI stock outstanding.

The number of shares of SIF common stock outstanding on the record date and entitled to vote on the Plan was Five Hundred (500). On the record date, there was no other class of SIF stock outstanding.

The number of shares of SIS common stock outstanding on the record date and entitled to vote on the Plan was One Hundred (100). On the record date, there was no other class of SIS stock outstanding.

The number of shares of CCC common stock outstanding on the record date and entitled to vote on the Plan was Eighty Thousand (80,000). On the record date, there was no other class of CCC stock outstanding.

The number of shares of the Surviving Corporation common stock outstanding on the record date and entitled to vote on the Plan was One Hundred (100). On the record date, there was no other class of the Surviving Corporation stock outstanding.

3. The number of shares of DCI common stock voted for the Plan was One Hundred (100) and the number of shares voted against the Plan was zero (0). There were no shares of any other class of DCI stock outstanding that were entitled to vote as a class.

The number of shares of SIF common stock voted for the Plan was Five Hundred (500) and the number of shares voted against the Plan was zero (0). There were no shares of any other class of SIF stock outstanding that were entitled to vote as a class.

The number of shares of SIS common stock voted for the Plan was One Hundred (100) and the number of shares voted against the Plan was zero (0). There were no shares of any other class of the SIS stock outstanding that were entitled to vote as a class.

The number of shares of CCC common stock voted for the Plan was Eighty Thousand (80,000) and the number of shares voted against the Plan was zero (0). There were no shares of any other class of CCC stock outstanding that were entitled to vote as a class.

The number of shares of the Surviving Corporation common stock voted for the Plan was One Hundred (100) and the number of shares voted against the Plan was zero (0). There were no shares of any other class of the Surviving Corporation stock outstanding that were entitled to vote as a class.

4. DCI, SIF, SIS, CCC and the Surviving Corporation ware incorporated under the laws of Alabama. The Articles of Incorporation of DCI, SIF, SIS, CCC and the Surviving Corporation were filed in Marshall County, Alabama.

5. The amendments in the Articles of Incorporation of Delta Communications, Inc., an Alabama corporation, which is the Surviving Corporation, that are to be effected by this merger are as follows:

(a) Paragraph First of the Articles of Incorporation is amended to change the name of the Corporation from Delta Communications, Inc. to DeltaCom, Inc., so that Paragraph First shall read as follows:

FIRST: The name of the Corporation is DeltaCom, Inc.

(b) Paragraph Fourth is deleted, and the following new Paragraph Fourth is substituted in lieu thereof:

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 80,000 shares of common stock, par value $.01 per share.

Dated: December 27, 1993

DELTACOM, INC.
an Alabama corporation
ATTEST:

/s/ J. Thomas Mullis	By:	/s/ Foster O. McDonald
J. THOMAS MULLIS		FOSTER O. MCDONALD
Its Secretary		Its President

SOUTHERN INTEREXCHANGE FACILITIES, INC.,
an Alabama corporation
ATTEST:

/s/ J. Thomas Mullis	By:	/s/ J. Thomas Mullis
J. THOMAS MULLIS		J. THOMAS MULLIS
Its Secretary		Its President

SOUTHERN INTEREXCHANGE SERVICES, INC.,
an Alabama corporation
ATTEST:

/s/ J. Thomas Mullis	By:	/s/ J. Thomas Mullis
J. THOMAS MULLIS		J. THOMAS MULLIS
Its Secretary		Its President

CONSOLIDATED COMMUNICATIONS CORPORATION,
an Alabama corporation
ATTEST:

/s/ J. Thomas Mullis	By:	/s/ Sidney L. McDonald
J. THOMAS MULLIS		SIDNEY L. MCDONALD
Its Secretary		Its President

DELTACOM, INC.
an Alabama corporation
ATTEST:

/s/ J. Thomas Mullis	By:	/s/ Foster O. McDonald
J. THOMAS MULLIS		FOSTER O. MCDONALD
Its Secretary		Its President

STATE OF ALABAMA

FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

THIS FORM MAY BE USED TO:

• CHANGE THE CORPORATE TITLE

• CHANGE THE PERIOD OF DURATION

• CHANGE, ENLARGE OR DIMINISH CORPORATION PURPOSES

• INCREASE OR DECREASE AUTHORIZED CAPITAL STOCK

• EXCHANGE, CLASSIFY, RECLASSIFY OR CANCEL SHARES OF STOCK

INSTRUCTIONS

STEP 1:	IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.
STEP 2:	FILE THE ORIGINAL AND ONE COPY IN THE COUNTRY WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $20.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I	The name of the corporation.
DeltaCom, Inc.

Article II	The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act
DeltaCom, Inc. shall change its name to
ITC^ DeltaCom Communications, Inc.

Article III	The amendment was adopted by the shareholders or directors in the manner prescribed by law on 12-31, 1997.

Article IV	The number of shares outstanding at the time of the adoption was 80,000; the number of shares entitled to vote thereon was 80,000. (If the shares of any class are entitled to vote thereon as a class, the designation and number of outstanding shares entitled to vote thereon of each such class.)

Article V	The number of shares voted for the amendment was 80,000 and the number of shares voted against such amendment was 0 . (If no shares have been issued write a statement to that effect.)

Date:	January 6, 1998	Tom Mullis, SR.V.P. and Secretary
Type or Print Corporate Officer’s Name and Title

/s/ Tom Mullis
Signature of Officer

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS

STEP 1:	IF CHANGING THE CORPORATION’S NAME, CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334) 242-5324 TO RESERVE A CORPORATE NAME.
STEP 2:	FILE THE ORIGINAL AND TWO COPIES IN THE JUDGE OF PROBATE’S OFFICE WHERE THE ORIGINAL ARTICLES OF INCORPORATION ARE FILED. (IF THE AMENDMENT CHANGES THE NAME, THE CERTIFICATE OF NAME RESERVATION MUST BE ATTACHED). IF CHANGING THE NAME, THE SECRETARY OF STATE’S FILING FEE IS $10. TO VERIFY JUDGE OF PROBATE FILING, PLEASE CONTACT THE JUDGE OF PROBATE’S OFFICE.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT.

Article I	The name of the corporation.
ITC^ DeltaCom Communications, Inc.

Article II	The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act
ITC^DeltaCom Communications, Inc. shall change its name to DeltaCom, Inc.

Article III	The amendment was adopted by the shareholders or directors in the manner prescribed by law on July 26, 2005.

Article IV	The number of shares outstanding at the time of the adoption was 80,000; the number of shares entitled to vote thereon was 80,000. If the shares of any class are entitled to vote thereon as a class, list the designation and number of outstanding shares entitled to vote thereon of each such class.

Article V	The number of shares voted for the amendment was 80,000 and the number of shares voted against such amendment was -0- . (If no shares have been issued attach a written statement to that effect.)

Date:	February 21, 2006	Tom Mullis, Senior VP and Secretary
Type or Print Corporate Officer’s Name and Title

/s/ Tom Mullis
Signature of Officer